Table of Contents

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-280047

Prospectus Supplement

(to Prospectus dated June 14, 2024)

Precision Optics Corporation, Inc.

2,777,777 Shares of Common Stock

We are offering 2,777,777 shares of our common stock, pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “POCI.” On March 25, 2026, the last reported sale price of our common stock on Nasdaq was $4.49 per share.

As of March 25, 2026, the aggregate market value of the common stock held by non-affiliates, computed by reference to the price at which the common stock was last sold on February 5, 2026, was $36.3 million, based on 7,733,857 shares of outstanding common stock as of such date, of which 6,110,561 were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

	Per Share	Total
Public offering price	$3.60	$9,999,997.20
Underwriting Discounts and Commissions(1)	$0.2070	$574,99.84
Proceeds, before expenses, to us	$3.393	$9,424,997.36

(1)	Includes an underwriting discount of up to 6.5% of the gross proceeds of this offering. This does not include the reimbursement of certain expenses of the underwriter that we have agreed to pay. See “Underwriting” beginning on page S-12 of this prospectus supplement for additional information about the expenses for which we have agreed to reimburse the underwriter in connection with this offering.

We have granted the underwriters the right to purchase, within 45 days of the date of this prospectus supplement and at the public offering price less the underwriting discount, an additional 416,667 shares of our common stock. See “Underwriting.”

Investing in our securities involves a high degree of risk. Before buying any shares of our common stock, you should carefully consider the risks that we have described in “Risk Factors” beginning on page S-4 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the securities offered hereby on or about March 30, 2026.

Lucid Capital Markets

The date of this prospectus supplement is March 27, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

i

About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement was initially filed with the SEC on June 7, 2024, was amended on June 11, 2024, and was declared effective by the SEC on June 14, 2024. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying prospectus. The accompanying prospectus provides general information about us and our securities, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering include all material information relating to this offering. We have not authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference herein and therein, as well as any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision. See “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus.

No action is being taken in any jurisdiction outside the United States to permit a public offering of these securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein which are summaries only and are not intended to be complete. Reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on Company-sponsored studies, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Unless otherwise stated or the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our” refer to Precision Optics Corporation, Inc., a Massachusetts corporation.

S-1

Prospectus Supplement Summary

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read this prospectus supplement, the accompanying prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or the “Company” refer to Precision Optics Corporation, Inc., a Massachusetts corporation.

Our Company

We have been a developer and manufacturer of advanced optical instruments since 1982. Our proprietary medical instrumentation line, unique custom design and manufacturing capabilities, and expert engineering and development has generated traditional proprietary endoscopes and endocouplers as well as other custom imaging and illumination products for our customers’ use in minimally invasive surgical procedures. We design and manufacture 3D endoscopes and very small Microprecision lenses, assemblies and complete medical devices to meet the surgical community’s continuing demand for smaller, disposable, and more enhanced imaging systems for minimally invasive surgery.

Effective June 1, 2019, we acquired the operating assets of Ross Optical Industries, Inc. (“Ross Optical”) of El Paso, Texas. As Ross Optical we also operate as a supplier of custom optical components and assemblies for military and defense, medical and various other industrial applications. All products sold by us under the Ross Optical name include a custom or catalog optic, which is sourced through our extensive domestic and worldwide network of optical fabrication suppliers. Most systems make use of optical lenses, prisms, mirrors and windows and range from individual optical components to complex mechano-optical assemblies. Products often include thin film optical coatings that are applied using our in-house coating department.

Effective October 1, 2021, we acquired the operating assets of Lighthouse Imaging, LLC of Windham, Maine. Our Lighthouse Imaging division supplements our operations as a manufacturer of advanced optical imaging systems and accessories and has provided further expertise in electrical engineering and development of end-to-end medical visualization devices. Product development competencies at Lighthouse Imaging include Systems, Optical, Mechanical, Electrical and Process Development Engineering. Our product development team has extensive experience developing visualization systems that are used in a variety of clinical applications. Lighthouse Imaging is an industry leader in chip-on-tip visualization systems.

Corporate Information

Our principal executive offices are located at 22 East Broadway, Gardner, Massachusetts 01440. Our website address is www.poci.com. The information on or accessible through our website is not part of this prospectus supplement or the accompanying prospectus.

S-2

The Offering

Common Stock Offered by us	2,777,777 shares of common stock (or 3,194,444 shares if the underwriters exercise their option to purchase additional shares in full).

Common Stock to be Outstanding After This Offering	10,511,634 shares of common stock (or 10,928,301 shares if the underwriters exercise their option to purchase additional shares in full).

Use of Proceeds	We expect to receive net proceeds of approximately $9.3 million from this offering, after deducting estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and for general corporate purposes. See “Use of Proceeds” on page S-7 of the prospectus supplement for a more complete description of the intended use of proceeds from this offering.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Capital Market Symbol	POCI.

The number of shares of common stock to be outstanding after this offering is based on 7,733,857 shares outstanding as of March 23, 2026, and excludes:

•	1,687,069 shares of common stock underlying outstanding options with a weighted average exercise price of $4.78 per share; and

•	422,242 shares available for future issuance under the Precision Optics Corporation, Inc. 2022 Equity Incentive Plan.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding securities described above, no exercise by the underwriters of their option to purchase up to 416,667 additional shares of our common stock in this offering.

S-3

Risk Factors

Before making an investment decision, you should consider the “Risk Factors” below, any risk factors included under Item 1A. of our most recent Annual Report on Form 10-K and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations. The accompanying prospectus may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under this prospectus supplement.

Risks Related to this Offering

If you purchase securities in this offering, you may suffer immediate and substantial dilution of your investment.

The offering price per share in this offering will exceed the net tangible book value per share of our common stock outstanding prior to this offering. Therefore, if you purchase securities in this offering, you will pay an offering price per share that substantially exceeds our net tangible book value per share after this offering. To the extent shares are issued under outstanding options at exercise prices lower than the price of our common stock in this offering, you will incur further dilution. Our historical net tangible book value as of December 31, 2025 was approximately $0.3 million, or $0.04 per share. After giving effect to this offering at the offering price of $3.60 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, you will experience immediate dilution of $2.70 per share, representing the difference between the public offering price per share and our as adjusted net tangible book value per share as of December 31, 2025. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-7 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

We may require additional capital funding, the receipt of which may impair the value of our common stock.

Our future capital requirements depend on many factors, including our research, development, sales and marketing activities. We may need to raise additional capital through public or private equity or debt offerings or through arrangements with strategic partners or other sources in order to pursue our product development initiatives and penetrate markets for the sale of our products. There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing common stock.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future.

S-4

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase in the offering.

Because the public offering price per share of our common stock being offered is substantially higher than the net tangible book value per share of our outstanding common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. See “Dilution” of this prospectus for a more detailed discussion of the dilution you will incur if you purchase shares in this offering. In addition, we may need to raise additional capital to fund our operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock.

S-5

Cautionary Note Regarding Forward-Looking Statements

Some of the information in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference, may also contain forward-looking statements attributed to third parties relating to their estimates regarding the markets we may enter in the future. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

S-6

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $9.3 million (or approximately $10.7 million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and for general corporate purposes. This represents our best estimate of the manner in which we will use the net proceeds we receive from this offering based upon the current status of our business, but we have not reserved or allocated amounts for specific purposes and we cannot specify with certainty how or when we will use any of the net proceeds. Amounts and timing of our actual expenditures will depend on numerous factors. Our management will have broad discretion in applying the net proceeds from this offering.

Pending application of the net proceeds as described above, we may invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

S-7

Dilution

If you invest in our securities in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price paid for the shares of common stock sold in this offering and the as adjusted net tangible book value per shares of common stock after this offering.

As of December 31, 2025, our as reported net tangible book value was $286 thousand, or $0.04 per share of common stock. Net tangible book value per share represents our total tangible assets, less our total liabilities, divided by the number of outstanding shares of our common stock.

Dilution represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of common stock after the offering. After giving effect to the sale of 2,777,777 shares of our common stock in this offering at the offering price of $3.60 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, but without adjusting for any other change in our net tangible book value subsequent to December 31, 2025, our as adjusted net tangible book value would have been $0.91 per share. This represents an immediate increase in as adjusted net tangible book value of $0.87 per share to our existing stockholders and an immediate dilution of $2.69 per share to investors purchasing our securities in this offering. The following table illustrates the dilution in net tangible book value per share to new investors as of December 31, 2025:

Public offering price per share		$3.60
Historical net tangible book value per share at December 31, 2025	$0.04
Increase in net tangible book value per share to the existing stockholders on an as adjusted basis attributable to this offering.	$0.87
As adjusted net tangible book value per share after this offering		$0.91
Dilution in net tangible book value per share to new investors on an as adjusted basis		$2.69

If the underwriters exercise their option to purchase up to 416,667 additional shares in full at the public offering price of $3.60 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, the as-adjusted net tangible book value would be $1.00 per share, representing an immediate increase in net tangible book value of $0.96 per share to existing stockholders and an immediate dilution in as-adjusted net tangible book value of $2.60 per share to new investors purchasing shares of our common stock in this offering.

The number of shares of common stock to be outstanding after this offering is based on 7,720,229 shares outstanding as of December 31, 2025, and excludes:

•	1,727,069 shares of common stock underlying outstanding options with a weighted average exercise price of $4.783 per share, which options vest over a three-year period; and

•	422,242 shares available for future issuance under the Precision Optics Corporation, Inc. 2022 Equity Incentive Plan.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-8

Material United States Federal Income Tax Considerations
For Non-U.S. Holders

The following is a summary of material U.S. federal income tax considerations generally applicable to Non-U.S. Holders (as defined below) with respect to the ownership and disposition of shares of our common stock issued pursuant to this offering that are held by such Non-U.S. Holders as a capital asset (generally, property held for investment) within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).

This summary is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and published positions of the Internal Revenue Service (“IRS”) and other applicable authorities, in each case as in effect as of the date of this document and all of which are subject to change, possibly with retroactive effect. This summary is not binding on the IRS and there can be no assurance that the IRS or a court will agree with the conclusions stated herein. This summary is not a complete description of all of the U.S. federal income tax considerations that may be relevant to a particular Non-U.S. Holder. In addition, this summary does not address considerations relevant to certain Non-U.S. Holders subject to special rules, including, without limitation:

•	banks, insurance companies and other financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt organizations;

•	brokers, dealers or traders in securities or currencies;

•	certain former citizens or residents of the United States;

•	persons that elect to mark their securities to market;

•	persons holding our common stock as part of a straddle, hedge, conversion or other integrated transaction;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who acquired shares of our common stock as compensation or otherwise in connection with the performance of services;

•	controlled foreign corporations;

•	passive foreign investment companies; and

•	partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) or other pass-through entities.

S-9

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships, and partners of a partnership, holding shares of our common stock should consult their tax advisors regarding the U.S. federal income tax consequences to them of owning and disposing of shares of our common stock.

In addition, this summary does not address any U.S. state, local, or non-U.S. tax considerations or any U.S. federal estate, gift, alternative minimum tax or Medicare tax considerations. Non-U.S. Holders should consult their tax advisors regarding the particular tax considerations to them of owning and disposing of shares of our common stock.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust that is not, and is not treated as, any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (i) the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions, or (ii) that has otherwise validly elected to be treated as a U.S. person under the applicable Treasury Regulations.

Dividends and Distributions on Common Stock

Dividends received by a Non-U.S. Holder with respect to our common stock will generally be subject to U.S. withholding tax at a rate of 30% unless the Non-U.S. Holder provides to the applicable withholding agent proper certification of its eligibility for a reduced rate under an applicable income tax treaty (generally on IRS Form W-8BEN or W-8BEN-E). Distributions will constitute dividends for U.S. federal income tax purposes to the extent of the Company’s current or accumulated earnings and profits as determined under the Code. Distributions that exceed such current or accumulated earnings and profits will reduce the Non-U.S. Holder’s basis in its common stock (but not below zero). Any excess will be treated as gain realized on the sale or other taxable disposition of common stock and will be treated as described under “-Sale or Other Disposition of Common Stock” below.

Non-U.S. Holders should expect that the gross amount of any actual distributions with respect to their common stock will generally be subject to U.S. withholding tax, unless the applicable withholding agent elects to withhold a lesser amount based on a reasonable estimate of the amount of the distribution that would be treated as a dividend.

Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so requires, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) will generally not be subject to U.S. withholding tax if the Non-U.S. Holder complies with applicable certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates generally applicable to U.S. Holders and, in the case of corporate Non-U.S. Holders, may also be subject to a branch profits tax at a rate of 30% (or lower applicable treaty rate).

S-10

Sale or Other Disposition of Common Stock

A Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock, unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and if an applicable income tax treaty so requires, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), in which case the gain will generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates generally applicable to U.S. Holders and, in the case of corporate Non-U.S. Holders, may also be subject to branch profits tax at a rate of 30% (or lower applicable treaty rate);

•	the Non-U.S. Holder is an individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met, in which case the gain will generally be subject to U.S. federal income tax at a rate of 30% and may be offset by U.S. source capital losses in certain circumstances; or

•	we are or have been a “United States real property holding corporation” (a “USRPHC”), as defined in the Code, at any time during the shorter of the five-year period ending on the date of the sale, exchange, redemption, conversion, or other disposition of our common stock, and the period that the Non-U.S. Holder held our common stock (the “Relevant Period”), and certain other conditions are met, in which case the gain will generally be subject to tax as income effectively connected with a U.S. trade or business pursuant to the Foreign Investment in Real Property Tax Act (or “FIRPTA”) (described below).

A corporation is generally a USRPHC if the fair market value of its U.S. real property interests (as defined in the Code and applicable Treasury Regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we have not been and are not currently a USRPHC, and we do not anticipate becoming a USRPHC.

If any gain recognized by a Non-U.S. Holder on the disposition of our common stock is subject to tax under FIRPTA, such Non-U.S. Holder will be required to file a U.S. federal income tax return and any gain will generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates generally applicable to U.S. Holders.

Non-U.S. Holders should consult their tax advisors regarding the tax consequences of the ownership and disposition of our common stock and the effects of any applicable income tax treaties.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act and the regulations and administrative guidance promulgated thereunder (“FATCA”), withholding at a rate of 30% will generally be required on dividends in respect of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution otherwise qualifies for an exemption or (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Similarly, in certain circumstances, dividends in respect of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the IRS. Accordingly, the entity through which an investor holds our common stock will affect the determination of whether withholding under the rules described in this paragraph is required. We will not pay any amounts to holders in respect of any amounts withheld. Non-U.S. Holders should consult their tax advisors regarding the possible implications of these rules on an investment in our common stock.

Information Reporting and Backup Withholding

Amounts treated as dividends that are paid to a Non-U.S. Holder are generally subject to reporting on IRS Form 1042-S even if the payments are exempt from withholding. A Non-U.S. Holder generally will eliminate any other requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

S-11

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement, dated March 27 , 2026, between us and Lucid Capital Markets, LLC, as representative of the underwriters named below, or the Representative, and the sole book-running manager of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the shares of common stock shown opposite its name below:

Underwriter	Number of Shares

Lucid Capital Markets, LLC	2,777,777
Total	2,777,777

Delivery of the shares is expected on or about March 30, 2026, against payment in immediately available funds and subject to customary closing conditions.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable within 45 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 416,667 shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. The underwriter may exercise this option solely for the purpose of covering overallotments, if any, made in connection with the sale of common stock offered hereby.

Commission and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.1242 per share of common stock.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

		Total
	Per Share	Without Over-Allotment Option	With Over Allotment Option
Public offering price	$3.60	$9,999,997.20	$11,499,998.40
Underwriting discounts and commissions(1)	$0.207	$574,999.84	$661,249.91
Proceeds to us, before expenses	$3.393	$9,424,997.36	$10,838,748.49

(1)	Includes an underwriting discount of up to 6.5% of the gross proceeds of this offering.

S-12

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $77,150. We have also agreed to reimburse the underwriters for up to $90,000 of certain of their counsels’ fees and expenses.

Representative’s Warrant

In addition, we agreed to pay additional compensation to the Representative in the form of warrants to purchase that number of shares which equals 5.0% of the aggregate number of shares of common stock sold in this offering at an exercise price of $4.21 per share. The Representative’s Warrants are exercisable immediately upon issuance for five (5) years from the date of the commencement of sales in this Offering.

Right of First Refusal

We have agreed to grant the Representative upon the closing of this offering, for a period of six months from such date, a right of first refusal to act as investment banker, financial advisor, or other similar professional in connection with a fairness opinion, valuation, recapitalization, capital raising, sale, business combination, or similar transaction.

Listing

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “POCI.”

Lock-Up Agreements

We and each of our officers and directors have agreed to be subject to a lock-up period of ninety (90) days following the closing of the Offering (the “Lock Up Period”). This means that, during the applicable lock-up period, subject to certain exceptions, we may not issue, enter into an agreement to issue or announce the issuance or proposed issuance of the shares or any other securities convertible into, or exercisable or exchangeable for, shares of Common Stock, and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock. The underwriter may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements. We have also agreed to not issue any shares of Common Stock or Common Stock Equivalents in a Variable Rate Transaction (as defined in the underwriting agreement), subject to certain exceptions during the Lock Up Period. The underwriter may, in its sole discretion and without notice, waive the terms of this prohibition.

Market Making, Stabilization and Other Transactions

The underwriters may make a market in the common stock as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

S-13

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, may end any of these activities at any time.

The underwriters may also engage in passive market making transactions in our common stock on the Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and, if commenced, may end passive market making activities at any time.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ websites or our website and any information contained in any other websites maintained by the underwriters or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

S-14

Other Activities and Relationships

The underwriters and certain of their respective affiliates are full service financial institutions engaged in a wide range of activities for their own accounts and the accounts of customers, which may include, among other things, corporate finance, mergers and acquisitions, merchant banking, equity and fixed income sales, trading and research, derivatives, foreign exchange, futures, asset management, custody, clearance and securities lending. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of its business, the underwriters and their respective affiliates may, directly or indirectly, hold long or short positions, trade and otherwise conduct such activities in or with respect to debt or equity securities and/or bank debt of, and/or derivative products. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Legal Matters

The validity of the securities being offered by this prospectus supplement will be passed upon for us by ArentFox Schiff LLP, Boston, MA. Lucid Capital Markets, LLC is being represented in connection with this offering by Ellenoff Grossman and Schole LLP, New York, New York.

Experts

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Stowe & Degon LLC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

S-15

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended June 30, 2025 (filed on September 29, 2025), as amended by our Annual Report on Form 10-K/A (filed October 28, 2025);

•	our Current Reports on Form 8-K filed on October 3, 2025 and March 20, 2026, to the extent the information in such report is filed and not furnished;

•	our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2025 (filed on November 13, 2025) and for the quarter ended December 31, 2025 (filed on February 17, 2026); and

•	our Definitive Proxy Statement on Schedule 14A filed on February 2, 2026, as amended on February 2, 2026 and as revised on February 3, 2026.

•	the description of our common stock contained in our Registration Statement on Form 8-A, dated and filed with the SEC on November 10, 2022, and any amendment, exhibit to Form 10-K, or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering will also be incorporated by reference in this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may obtain a copy of any or all of the documents referred to above, which may have been or may be incorporated by reference into this prospectus supplement, including exhibits, at no cost to you by writing or telephoning us at the following address: Precision Optics Corporation, Inc., Attn: Corporate Secretary, 22 East Broadway, Gardner, Massachusetts 01440.

Where You Can Find More Information

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC under the Securities Act of 1933, as amended (“Securities Act”), and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the SEC.

We also maintain a website at www.poci.com through which you can access our SEC filings free of charge. The information set forth on our website is not part of this prospectus.

S-16

PROSPECTUS

$75,000,000

Precision Optics Corporation, Inc.

Common Stock

Debt Securities

Warrants

Purchase Contracts

Units

____________________

We may from time-to-time issue up to $75,000,000 aggregate dollar amount of common stock, debt securities, warrants, purchase contracts, or units of securities. We will specify in the accompanying prospectus supplement the terms of the securities to be offered and sold. We may sell these securities directly to you, through underwriters, dealers or agents we select, or through a combination of these methods. We will describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Our common stock is listed on The NASDAQ Capital Market and traded under the symbol “POCI”. On June 10, 2024, the closing price of the common stock, as reported on NASDAQ was $6.20 per share.

As of June 4, 2024, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $27,644,000, based on 6,073,939 shares of outstanding common stock, of which approximately 4,615,058 shares were held by non-affiliates, and a per share price of $5.99 based on the closing sale price of our common stock on June 4, 2024. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12-month period that ends on and includes the date of this prospectus. In no event will we sell securities in public primary offerings on Form S-3 with a value exceeding more than one-third of our public float in any 12 calendar month period so long as our public float remains below $75 million.

Investing in our securities is highly speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $75,000,000.

We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to the securities being offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if a statement in any document is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and the prospectus supplement together with the additional information described under “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

Unless the context requires otherwise, references to the “Company,” “we,” “our,” and “us,” refer to Precision Optics Corporation, Inc., in the sections entitled “Description of Common Stock,” “Description of the Warrants,” “Description of Purchase Contracts,” and “Description of Debt Securities”.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or the “Company” refer to Precision Optics Corporation, Inc., a Massachusetts corporation.

Our Company

We have been a developer and manufacturer of advanced optical instruments since 1982. Our proprietary medical instrumentation line, unique custom design and manufacturing capabilities, and expert engineering and development has generated traditional proprietary endoscopes and endocouplers as well as other custom imaging and illumination products for our customers’ use in minimally invasive surgical procedures. We design and manufacture 3D endoscopes and very small Microprecision lenses, assemblies and complete medical devices to meet the surgical community’s continuing demand for smaller, disposable, and more enhanced imaging systems for minimally invasive surgery.

Effective June 1, 2019 we acquired the operating assets of Ross Optical Industries, Inc. of El Paso, Texas. As Ross Optical Industries we also operate as a supplier of custom optical components and assemblies for military and defense, medical and various other industrial applications. All products sold by us under the Ross Optical name include a custom or catalog optic, which is sourced through our extensive domestic and worldwide network of optical fabrication suppliers. Most systems make use of optical lenses, prisms, mirrors and windows and range from individual optical components to complex mechano-optical assemblies. Products often include thin film optical coatings that are applied using our in-house coating department.

Effective October 1, 2021 we acquired the operating assets of Lighthouse Imaging, LLC of Windham, Maine. Our Lighthouse Imaging division supplements our operations as a manufacturer of advanced optical imaging systems and accessories and has provided further expertise in electrical engineering and development of end-to-end medical visualization devices. Product development competencies at Lighthouse Imaging include Systems, Optical, Mechanical, Electrical and Process Development Engineering. Our product development team has extensive experience developing visualization systems that are used in a variety of clinical applications. Lighthouse Imaging is an industry leader in chip-on-tip visualization systems.

During the fiscal year ended June 30, 2022, approximately 34% our business was from engineering services primarily relating to the design of medical device optical assemblies, 41% from the sale of both internally manufactured and purchased optical components, and 25% from the manufacture of optical assemblies and sub-assemblies primarily for medical device instrument applications. During the fiscal year ended June 30, 2023, approximately 32% our business was from engineering services primarily relating to the design of medical device optical assemblies, 50% from the sale of both internally manufactured and purchased optical components, and 18% from the manufacture of optical assemblies and sub-assemblies primarily for medical device instrument. We expect sales revenue increases to result from assembly and manufacturing orders received from our customers for the products we assist them in designing using our unique optical product design and manufacturing capabilities. Much of the technology we have developed for making smaller medical devices can also be used in defense and aerospace systems where smaller size and weight can be beneficial.

Corporate Information

Our principal executive offices are located at 22 East Broadway, Gardner, Massachusetts 01440. Our website address is www.poci.com. The information on or accessible through our website is not part of this prospectus.

Securities We May Offer

With this prospectus, we may offer common stock, debt securities, warrants, purchase contracts, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $75,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

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Common Stock

We may offer shares of our common stock, par value $0.01 per share.

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our board of directors will determine the terms of each series of debt securities being offered. We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Warrants

We may offer warrants for the purchase of debt securities or shares of common stock. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.

Purchase Contracts

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities;

•	or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies, or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the applicable indenture.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

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RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” below, any risk factors included under Item 1A. of our most recent Annual Report on Form 10-K and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations. The accompanying prospectus supplement may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

Risks Related to Our Business

We have a history of losses; we may continue to incur losses and not achieve profitability in the near term; and we may need to raise additional funds.

During the years ended June 30, 2023, and 2022, we incurred operating losses of $638,548 and $1,513,890. Our accumulated deficit on June 30, 2023 amounted to $48,239,007. We had working capital of $4,599,536 and $1,918,575 as of June 30, 2023, and 2022, respectively. We may continue incurring losses for the foreseeable future and not achieve sustained profitability in the near term. We must generate sufficient cash flow or raise additional capital to pursue our product development initiatives and penetrate markets for the sale of our products. We believe that for the time being we have adequate access to capital resources, having raised $2.52 million in gross proceeds from a private placement of common stock in June 2023 and having increased our bank credit facilities that same month. However, if in the future we are unable to secure adequate additional capital when needed, we may be required to curtail our research and development initiatives and take additional measures to reduce costs to conserve our cash in amounts sufficient to sustain operations and meet our obligations.

We depend on the availability of certain key supplies and services that are available from only a few sources, and we may experience difficulty with certain suppliers due to national and global economic supply-chain factors and we may have difficulty finding alternative sources of these supplies or services.

We source certain key supplies to develop and manufacture our products, particularly our precision grade optical glass, which is available from only a few sources, in China. Our business could be affected if we become unable to procure these essential materials and services in adequate quantities and at acceptable prices. We continuously evaluate our suppliers and alternative sources. If we experience a shortage of certain supplies and are unable to find an alternative source, our financial condition and results of operations could be adversely affected.

We rely on a small number of customers who may not consistently purchase our products in the future and if we lose any one of these customers, our revenues may decline.

At June 30, 2023, one customer accounted for 11.4% of total revenues and two customer accounts receivable balance accounted for 14.0% and 13.7% of total accounts receivable. No customer accounts receivable balance accounted for more than 10% of total accounts receivable at June 30, 2022.

In the future, a small number of customers may continue to represent a significant portion of our total revenues in any given period. These customers may not consistently purchase our products at a particular rate over any subsequent period. A loss of any of these customers could adversely affect our revenues.

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We could suffer unrecoverable losses on our customers’ accounts receivable, which would adversely affect our financial results.

At June 30, 2023, two customer accounts receivable balances accounted for 14.0% and 13.7% of total receivables. While we believe we have a varied customer base and have experienced strong collections in the past, we may experience changes in our customer base, including reductions in purchasing commitments, which could also have a material adverse effect on our revenues and liquidity. Additionally, our customers could become unable or unwilling to pay amounts owed to us. Over the past three years, we have not had significant accounts receivable write-offs or significant additions to our accounts receivable reserve. We have not purchased insurance on our accounts receivable balances. Nonetheless, large uncollectible accounts receivable balances could arise in the future and could have a material adverse effect on our financial condition.

We rely heavily upon the talents of our Chief Executive Officer and other senior officers, the loss of whom could damage our business.

Our performance depends, to a large extent, on a small number of key scientific, technical, managerial and manufacturing personnel. In particular, we believe our success is highly dependent upon the services and reputation of our Chief Executive Officer, Dr. Joseph N. Forkey and our President of the Ross Optical division, Mr. Divaker Mangadu. The loss of Dr. Forkey’s services could damage our business. Dr. Forkey provides highly valuable contributions to our capabilities in optical instrument development, in management of new technology and in potentially significant longer-term Company initiatives. The loss of Mr. Mangadu could damage the operations of the Ross Optical division as Mr. Mangadu provides highly valuable contributions to the effective operation of Ross including its sales, customer and vendor relationships, production activities and overall administration. We do not carry key-man life insurance on Dr. Forkey or Mr. Mangadu. In April and June 2023, we added a Chief Operating Officer and a new Chief Financial Officer to our executive team, and we expect that these new executives will provide valuable contributions to our overall operations and financial management.

We must continue to be able to attract and retain employees with the scientific and technical skills that our business requires and if we are unable to attract and retain such individuals, our business could be severely damaged.

Our ability to attract and retain employees with a high degree of scientific and technical talent is crucial to the success of our business. There is intense competition for the services of such persons, and we cannot guarantee that we will be able to attract and retain individuals possessing the necessary qualifications. If we cannot attract and retain such individuals, we may not be able to perform the necessary design services for our customers or produce our products causing damage to our business or an inability to meet customer demand or increase revenues.

We are subject to a high degree of regulatory oversight and, if we do not continue to receive the necessary regulatory approvals, our revenues may decline.

The FDA has granted us clearance to manufacture and market the medical products we currently sell in the United States. However, prior FDA approval may be required before we can market additional medical products that we may develop in the future. We may also seek to sell current or future medical products in a manner that requires us to obtain FDA permission to market such products. We may also require the regulatory approval or license of other federal, state or local agencies or comparable agencies in other countries.

We may lose the FDA’s permission to manufacture and market our current products or may not obtain the necessary regulatory permission, approvals or licenses for the manufacturing or marketing of any of our future products. Also, we cannot predict the impact on our business of FDA regulations or determinations arising from future legislation or administrative action. If we lose the FDA’s permission to manufacture and market our current products or we do not obtain regulatory permission to manufacture and market our future products, our revenues may decline and our business may be harmed.

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We face risks inherent in product development and production under fixed-price purchase orders and these purchase orders may not be profitable over time.

A portion of our business has been devoted to research, development and production under fixed-price purchase orders. For our purposes, a fixed-price purchase order is any purchase order under which we will provide products or services for a fixed-price over an extended period of time, usually six months or longer. Fixed-price purchase orders have represented as much as 50% of our total revenues during periods in the last several years. We expect that revenues from fixed-price purchase orders will continue to represent a significant portion of our total revenues in future fiscal years.

Because they involve performance over time, we cannot predict with certainty the expenses involved in meeting our obligations under fixed-price purchase orders. Therefore, we can never be sure at the time we enter into any single fixed-price purchase order that such purchase order will continue to be profitable for us throughout the fixed-price period.

We perform engineering and manufacturing services for our customers who could decide to use another vendor for these services in the future.

A significant portion of our revenues are derived from engineering and manufacturing services that we perform to design and fabricate medical device products or sub-assemblies of medical device products for our customers who in turn sell the products to the end users. Our customers typically own the proprietary rights to and control commercial distribution of the final products. Therefore, in many of these cases we do not own the proprietary rights to the medical device products that we manufacture or that our sub-assemblies are made a part of. Our customers could decide to use other suppliers for these services based on cost, quality, delivery time, production capacities, competitive and regulatory considerations or other factors. Thus, revenues from our customers and the products and services we provide them are subject to significant fluctuation on a product to product basis from period to period.

We resell products we purchase from third parties and our customers could decide to use another vendor for to acquire those products.

Our division Ross Optical primarily acquires specialized optical components and assemblies from third parties pursuant to specifications provided from its customers, inspects and sometimes further processes those products before reselling them to its customers. Because Ross Optical does not manufacture the optical components and assemblies and does not own the intellectual property rights to the products, its customers could choose to obtain those products and services from other sources or could apply pressure to Ross Optical to lower its prices resulting in reduced future gross margins and operating results.

Third parties may infringe on our intellectual property and, as a result, we could incur significant expense in protecting our patents or not have sufficient resources to protect them.

We utilize numerous licensed patents that are important to our business. In July 2011, we entered into an asset purchase agreement with Intuitive Surgical Operations, Inc. in which we assigned to Intuitive Surgical all the issued and non-expired patents and pending patent applications we held at that time and, in return, Intuitive Surgical granted to us a royalty-free, worldwide license to these patents in fields outside of medical robotics. Although we are not currently aware of any past or present infringements of these patents, we would expect, jointly with Intuitive Surgical, to try to protect these patents from infringement.

We also plan to seek additional patents if and as we develop patentable devices or methods. To this end, we have obtained confidentiality agreements from our employees and consultants and others who have access to the design of our products and other proprietary information. Protecting and obtaining patents, however, is both time consuming and expensive. We therefore may not have the resources necessary to assert all potential patent infringement claims or pursue all patents that might be available to us. If our competitors or other third parties infringe on our patents, our business may be harmed.

Third parties may claim that we have infringed on their patents and, as a result, we could be prohibited from using all or part of any technology used in our products.

Should third parties claim a proprietary right to all or part of any technology that we use in our products, such a claim, regardless of its merit, could involve us in costly litigation. If successful, such a claim could also result in us being unable to freely use the technology that was the subject of the claim, or sell products embodying such technology. If we engage in litigation, our expenses may increase and our business may be harmed. If we are prohibited from using a particular technology in our products, our revenues may decline and our business may be harmed.

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We depend on the availability of certain key supplies and services that are available from only a few sources and if we experience difficulty with a supplier, we may have difficulty finding alternative sources of these supplies or services.

We require certain key supplies to develop and manufacture our products, particularly our precision grade optical glass, which is available from only a few sources, each of which is located outside of the United States. Additionally, we rely on outside vendors to grind and polish certain of our lenses and other optical components, such as prisms and windows. We also rely on a limited number of suppliers for specialized CMOS sensors and the electronic wiring of those sensors. Based upon our ordering experience to date, we believe the materials and services required for the production of our products are currently available in sufficient quantities to meet our needs. Our requirements are small relative to the total supply, and we are not currently encountering problems with availability. However, this does not mean that we will continue to have timely access to adequate supplies of essential materials and services in the future or that supplies of these materials and services will be available on satisfactory terms when the need arises. Our business could be severely damaged if we become unable to procure these essential materials and services in adequate quantities and at acceptable prices.

From time to time, subcontractors may produce some of our products for us, and our business is subject to the risk that these subcontractors fail to make timely delivery. Our products and services are also used as components of the products and services of other manufacturers. We are therefore subject to the risk that manufacturers who integrate our products or services into their own products or services are unable to acquire essential supplies and services from third parties in a timely fashion. If this occurs, we may not be able to deliver our products on a timely basis and our revenues may decline.

Our customers may claim that the products we sold them were defective and if our insurance is not sufficient to cover such a claim, we would be liable for the excess.

Like any manufacturer, we are and always have been exposed to liability claims resulting from the use of products we assist in developing, manufacture and supply to our customers. Additionally, the products we supply could be used in conjunction with other products in medical device applications, such as certain endoscope products claimed to be associated with surgical suite contamination resulting from their intended re-use and re-sterilization. We maintain product liability insurance to cover us in the event of liability claims, and as of July 31, 2023, no such claims have been asserted or threatened against us. However, our insurance may not be sufficient to cover all possible future product claims, costs and any resulting liabilities.

We would be liable if our business operations harmed the environment and a failure to maintain compliance with environmental laws could severely damage our business.

Our operations are subject to a variety of federal, state and local laws and regulations relating to the protection of the environment. From time to time, we use hazardous materials in our operations. Although we believe that we have suitable practices and policies in place to address applicable environmental laws and regulations, our business could be severely damaged by any failure to maintain such compliance.

Our quarterly financial results vary quarter to quarter and depend on many factors. As a result, we cannot predict with a high degree of certainty our operating results in any particular fiscal quarter.

Our quarterly operating results may vary significantly depending upon factors such as:

•	the timing of completion of significant customer orders;

•	the timing and amount of our research and development expenditures;

•	the costs of initial product production in connection with new products;

•	the timing of new product introductions—both by us and by our competitors;

•	the timing and level of market acceptance of new products or enhanced versions of our existing products;

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•	our ability to retain existing customers and customers’ continued demand for our products and services;

•	our customers’ inventory levels, and levels of demand for our customers’ products and services; and

•	competitive pricing pressures.

We may not be able to grow or sustain revenues or achieve or maintain profitability on a quarterly or annual basis and levels of revenue and/or profitability may vary from one such period to another.

Many of our competitors are large, well-financed companies who have research and marketing capabilities that are superior to ours.

The industries in which we operate are highly competitive. Many of our existing and potential competitors have greater financial resources and manufacturing capabilities, more established and larger marketing and sales organizations and larger technical staffs than we have. Other companies, some with greater experience in the optics, semiconductor or medical products industries, are seeking to produce products and services that compete with our products and services.

Ross Optical is subject to tariffs and regulatory scrutiny, and it faces the risk of changes to this regulatory environment and business in the future.

Ross Optical is ISO and ITAR registered and currently imports, exports, and manufactures optical products for the defense industry, some of which are controlled by regulations promulgated by the U.S. Departments of State and Commerce. If Ross Optical fails to comply with the terms of these regulations and registrations, it may lose its ITAR registration or suffer other consequences, such as the withdrawal or suspension of approvals, suspension of imports, exports or production, or the imposition of fines or other penalties.

There is also the risk that new laws or regulations or changes in enforcement practices applicable to the business of Ross Optical could be imposed, which may adversely affect its ability to compete effectively with other institutions that are not affected in the same way, or which may impact its supplier and customers. In addition, regulation imposed on market participants generally, such as foreign tariff increases could negatively affect the overall profitability of Ross Optical’s international business.

These developments could impact Ross Optical’s profitability, or even make it uneconomical for Ross Optical to continue to conduct all or certain of its business, or could cause Ross Optical to incur significant costs associated with adjusting its business to these changes.

Risks Related to our Stock

Trading in our common stock may be subject to substantial volatility.

Our common stock is quoted on the Nasdaq Stock Market under the symbol POCI. We expect our common stock to continue to be quoted on Nasdaq for the foreseeable future. The price of our common stock may be volatile as a result of a number of factors, including, but not limited to, the following:

•	our ability to successfully conceive and to develop new products and services to enhance the performance characteristics and methods of manufacture of existing products;

•	our ability to retain existing customers and customers’ continued demand for our products and services;

•	the timing of our research and development expenditures and of new product introductions;

•	the timing and level of acceptance of new products or enhanced versions of our existing products; and

•	price and volume fluctuations in the stock market at large which do not relate to our operating performance.

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We are contractually obligated to issue shares in the future, diluting your percentage interest in us.

We have reserved shares for future issuance under all currently outstanding stock options, we expect to issue additional shares and stock options from time to time to compensate employees, consultants and directors, and we may in the future issue additional shares to raise capital. Any such issuances will have the effect of diluting the percentage interests of other holders of our common stock.

FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, and the documents we incorporate by reference, may also contain forward-looking statements attributed to third parties relating to their estimates regarding the markets we may enter in the future. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, and the documents we incorporate by reference.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

We expect to use the net proceeds from the sale of securities offered by this prospectus and the prospectus supplement for general corporate purposes. These may include additions to working capital and acquisitions. If we decide to use the net proceeds of any offering of securities other than for general corporate purposes, we will describe the use of the net proceeds in the prospectus supplement for that offering.

DESCRIPTION OF COMMON STOCK

General

Voting

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends

The directors may specify the manner in which the accounts of the Corporation shall be kept and may determine what constitutes net earnings, profits, and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be surplus. The board of directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the common stock, if any, have received their liquidation preferences in full.

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Other

Our issued and outstanding shares of common stock are fully paid and nonassessable. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

Anti-Takeover Effects of Provisions of Our Charter Documents

Our articles of organization and bylaws include a number of anti-takeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Advance Notice Requirements. Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of stockholder proposals must be timely and given in writing to our corporate Secretary. Generally, to be timely, notice must be received at our principal executive offices not fewer than 120 calendar days prior to the first anniversary date on which our notice of meeting and related proxy statement were mailed to stockholders in connection with the previous year’s annual meeting of stockholders. The notice must contain the information required by the bylaws, including information regarding the proposal and the proponent.

Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called at any time by only the President or the majority of the board of directors.

Amendment of Bylaws. Our Articles of Organization provide that the directors may make, amend, or repeal the bylaws in whole or in part, except with respect to any provision thereof which requires action by the stockholders. Our stockholders may amend any provisions of our bylaws by obtaining the affirmative vote of the holders of a majority of each class of issued and outstanding shares of our voting securities, at any annual meeting of the stockholders or at a meeting of the board of directors, called for the purpose of amending and/or restating our bylaws.

Anti-Takeover Provisions under Massachusetts Law

Provisions Regarding Business Combinations

Precision Optics is subject to the provisions of Chapter 110F of the MBCA. In general, Chapter 110F prohibits a publicly held Massachusetts corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that the stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, five percent or more of the corporation’s voting stock.

Under Chapter 110F, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: (a) prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 90% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (c) on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Massachusetts corporation may “opt out” of these provisions with an express provision in its original articles of organization or an express provision in its articles of organization or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

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Provisions Regarding a Classified Board of Directors

Section 8.06(b) of the MBCA provides that, unless a company opts out of such provision, the terms of directors of a public Massachusetts company shall be staggered by dividing the directors into three groups, as nearly equal in number as possible, with only one group of directors being elected each year. We have opted out of this default requirement for a classified board of directors.

Pursuant to Section 8.06(c)(2) of the MBCA, however, our board of directors may unilaterally opt back into default requirements under Section 8.06(b) of the MBCA and become a classified board of directors without the approval of our stockholders. Sections 8.06(d) and (e) of the MBCA provide that when a board of directors is so classified, (i) stockholders may remove directors only for cause, (ii) the number of directors shall be fixed only by the vote of the board of directors, (iii) vacancies and newly created directorships shall be filled solely by the affirmative vote of a majority of the remaining directors and (iv) a decrease in the number of directors will not shorten the term of any incumbent director. If our board of directors opts into this classified structure in the future, these provisions are likely to increase the time required for stockholders to change the composition of our board of directors. For example, at least two annual meetings would generally be necessary for stockholders to effect a change in a majority of the members of our board of directors. As a result, the ability of our board of directors to adopt a classified structure in the future without the approval of our stockholders could have the effect of discouraging a potential acquirer from making a tender offer for a majority of the outstanding voting interest of our capital stock or otherwise attempting to obtain control of Precision Optics.

Quotation

Our common stock is listed on The NASDAQ Capital Market and traded under the symbol “POCI”.

Transfer Agent

The transfer agent for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

General

The following description sets forth general terms that will apply to the debt securities. We will describe the particular terms of any debt securities that we offer in the prospectus supplement relating to those debt securities.

The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture between us and the trustee named in the indenture. We refer to this indenture as the “senior indenture.” The subordinated debt securities will be issued under a separate Subordinated Indenture between us and the trustee named in the indenture. We refer to this indenture as the “subordinated indenture” and, together with the senior indenture, as the “indentures.” Except as permitted by applicable law, the indentures have been or will be qualified under the Trust Indenture Act of 1939.

We have filed the forms of the indentures as exhibits to the registration statement. For your convenience, we have included references to specific sections of the indentures in the descriptions below. Capitalized terms not otherwise defined in this prospectus will have the meanings given in the indenture to which they relate.

The following summaries of provisions of the debt securities and the indentures are not complete and are qualified in their entirety by reference to the provisions of the indentures and the debt securities.

Neither of the indentures limits the principal amount of debt securities that we may issue. Each indenture provides that debt securities may be issued in one or more series up to the principal amount that we may authorize from time to time. Each indenture also provides that the debt securities may be denominated in any currency or currency unit that we designate. In addition, each series of debt securities may be reopened in order to issue additional debt securities of that series in the future without the consent of the holders of debt securities of that series. Unless otherwise described in the prospectus supplement relating to a particular offering, neither the indentures nor the debt securities will contain any provisions to afford holders of any debt securities protection in the event of a takeover, recapitalization or similar restructuring of our business.

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Unless otherwise described in the prospectus supplement relating to a particular offering, the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to the prior payment in full of our senior debt securities. We will describe the particular terms of the subordinated debt securities that we offer in the prospectus supplement relating to those subordinated debt securities.

We will describe the specific terms relating to each particular series of debt securities in the prospectus supplement relating to the offering of those debt securities. The terms we will describe in the prospectus supplement will include some or all of the following:

•	the title and type of the debt securities;

•	the total principal amount or initial offering price of the debt securities;

•	the date or dates when the principal of the debt securities will be payable;

•	whether we will have the right to extend the stated maturity of the debt securities;

•	whether the debt securities will bear interest and, if so, the rate or rates, or the method for calculating the rate or rates, of interest;

•	if the debt securities will bear interest, the date from which interest will accrue, the dates when interest will be payable and the regular record dates for these interest payment dates;

•	the place where the principal, premium, if any, and interest, if any, on the debt securities will be paid, registered debt securities may be surrendered for registration of transfer, and debt securities may be surrendered for exchange;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	the terms and conditions upon which we will have the option or the obligation to redeem the debt securities;

•	the denominations in which any registered debt securities will be issuable;

•	the identity of each security registrar and paying agent, and the designation of the exchange rate agent, if any, if other than the trustee;

•	the portion of the principal amount of debt securities that will be payable upon acceleration of the maturity of the debt securities;

•	the currency used to pay principal, premium, if any, and interest, if any, on the debt securities, if other than U.S. dollars, and whether you or we may elect to have principal, premium and interest paid in a currency other than the currency in which the debt securities are denominated;

•	any index, formula or other method used to determine the amount of principal, premium or interest on the debt securities;

•	any changes or additions to the events of default, defaults or our covenants made in the applicable indenture;

•	whether the debt securities are issuable as registered debt securities or bearer debt securities, whether there are any restrictions relating to the form in which they are issued and whether bearer and registered debt securities may be exchanged for each other;

•	to whom interest will be payable

○	if other than the registered holder (for registered debt securities),

○	if other than upon presentation and surrender of the related coupons (for bearer debt securities), or

○	if other than as specified in the indentures (for global debt securities);

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•	whether the debt securities are to be convertible or exchangeable for other securities and, if so, the terms of conversion or exchange;

•	particular terms of subordination with respect to subordinated debt securities; and

•	any other terms of the debt securities consistent with the provisions of the applicable indenture.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. If we issue original issue discount securities, then we will describe the material U.S. federal income tax consequences that apply to those debt securities in the applicable prospectus supplement.

Registration and Transfer

We presently plan to issue each series of debt securities only as registered securities. However, we may issue a series of debt securities as bearer securities, or a combination of both registered securities and bearer securities. If we issue senior debt securities as bearer securities, they will have interest coupons attached unless we elect to issue them as zero coupon securities. If we issue bearer securities, we may describe material U.S. federal income tax consequences and other material considerations, procedures and limitations in the applicable prospectus supplement.

Holders of registered debt securities may present the debt securities for exchange for different authorized amounts of other debt securities of the same series and in the same aggregate principal amount at the corporate trust office of the trustee or at the office of any other transfer agent we may designate for the purpose and describe in the applicable prospectus supplement. The registered securities must be duly endorsed or accompanied by a written instrument of transfer. The agent will not impose a service charge on you for the transfer or exchange. We may, however, require that you pay any applicable tax or other governmental charge. If we issue bearer securities, we will describe any procedures for exchanging those bearer securities for other senior debt securities of the same series in the applicable prospectus supplement. Generally, we will not allow you to exchange registered securities for bearer securities.

In general, unless otherwise specified in the applicable prospectus supplement, we will issue registered securities without coupons and in denominations of $1,000 or integral multiples, and bearer securities in denominations of $5,000. We may issue both registered and bearer securities in global form.

Conversion and Exchange

If any debt securities will be convertible into or exchangeable for our common stock, or other securities, the applicable prospectus supplement will set forth the terms and conditions of the conversion or exchange, including:

•	the conversion price or exchange ratio;

•	the conversion or exchange period;

•	whether the conversion or exchange will be mandatory or at the option of the holder or us;

•	provisions for adjustment of the conversion price or exchange ratio; and

•	provisions that may affect the conversion or exchange if the debt securities are redeemed.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities in whole at any time or in part from time to time. If any series of debt securities are redeemable only on or after a certain date or only upon satisfaction of additional conditions, the applicable prospectus supplement will specify the date or the additional conditions. Unless otherwise specified in the applicable prospectus supplement, the redemption price for debt securities will equal 100% of the principal amount plus any accrued and unpaid interest on those debt securities.

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The applicable prospectus supplement will contain the specific terms on which we may redeem a series of debt securities prior to its stated maturity. Unless otherwise described in the prospectus supplement relating to a particular offering, we will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date. The notice will state:

•	the redemption date;

•	the redemption price;

•	if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);

•	that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

•	the place or places of payment;

•	whether the redemption is for a sinking fund; and

•	any other provisions required by the terms of the debt securities of the series that are being redeemed.

On or before any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price.

Unless otherwise described in the prospectus supplement relating to a particular offering, if we are redeeming less than all the debt securities, the trustee will select the debt securities to be redeemed using a method it considers fair and appropriate. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date.

Events of Default

Unless otherwise described in the prospectus supplement relating to a particular offering, an “event of default” regarding any series of debt securities is any one of the following events:

•	default for 30 days in the payment of any interest installment when due and payable;

•	default in the making of any sinking fund payment when due;

•	default in the payment of principal or premium (if any) when due at its stated maturity, by declaration, when called for redemption or otherwise;

•	default in the performance of any covenant in the debt securities of that series or in the applicable indenture for 60 days after notice to us by the trustee or by the holders of 25% in principal amount of the outstanding debt securities of that series;

•	certain events of bankruptcy, insolvency and reorganization; and

•	any other event of default provided with respect to that series of debt securities.

We are required to file every year with each trustee an officers’ certificate stating whether any default exists and specifying any default that exists.

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Acceleration of Maturity

Unless otherwise described in the prospectus supplement relating to a particular offering, if an event of default has occurred and is continuing with respect to debt securities of a particular series (except, in the case of subordinated debt securities, defaults relating to bankruptcy events), the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal amount of outstanding debt securities of that series due and payable immediately.

Unless otherwise described in the prospectus supplement relating to a particular offering, at any time after a declaration of acceleration of maturity with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series by written notice to us and the trustee, may rescind and annul the declaration and its consequences if:

•	we have paid or deposited with the trustee a sum sufficient to pay:

○	all overdue interest on all outstanding debt securities of that series and any related coupons,

○	all unpaid principal of and premium, if any, on any of the debt securities which has become due otherwise than by the declaration of acceleration, and interest on the unpaid principal at the rate or rates prescribed in the debt securities,

○	to the extent lawful, interest on overdue interest at the rate or rates prescribed in the debt securities, and

○	all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

•	all events of default with respect to debt securities of that series, other than the non-payment of amounts of principal, interest or any premium on the debt securities which have become due solely by the declaration of acceleration, have been cured or waived.

No rescission will affect any subsequent default or impair any right consequent thereon.

Waiver of Defaults

Unless otherwise described in the prospectus supplement relating to a particular offering, the holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of the series and any related coupons, waive any past default under the applicable indenture with respect to the series and its consequences, except a default:

•	in the payment of the principal of or premium, if any, or interest on any debt security of the series or any related coupon, or

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected thereby.

If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will not be obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of the series, unless the holders have offered to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with the request.

The holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may expose the trustee to personal liability or may be unduly prejudicial to the other, non-directing holders. Additionally, the trustee may take any other action the trustee deems proper which is not inconsistent with the direction.

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Modification of Indenture

We and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for various purposes, including:

•	to evidence the succession of another entity to us and the assumption by the successor of our covenants and obligations under the debt securities and the indenture;

•	establishing the form or terms of any series of debt securities issued under the supplemental indentures;

•	adding to our covenants for the benefit of the holders or to surrender any of our rights or powers under the indenture;

•	adding additional events of default for the benefit of the holders;

•	to change or eliminate any provisions of the indenture provided that the change or elimination becomes effective only when there is no debt security outstanding entitled to the benefit of any changed or eliminated provision;

•	to secure the debt securities;

•	to cure any ambiguities or correct defective or inconsistent provisions of the indenture, provided that holders of debt securities are not materially affected by the change;

•	to evidence and provide for acceptance of a successor trustee; and

•	to comply with the requirements of the Trust Indenture Act.

We and the trustee may, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series acting as one class, execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of the series. Without the consent of the holders of all the outstanding debt securities affected thereby, no supplemental indenture may:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of, or change the manner of calculating the rate of interest on, any debt security;

•	reduce the amount of the principal of any original issue discount security that would be due and payable upon acceleration of the maturity of the debt security;

•	change the place of payment where, or the currency in which, principal or interest on any debt security is payable;

•	impair the right to institute suit for enforcement of payments;

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the holders of which must consent to a supplemental indenture or any waiver of compliance with various provisions of, or defaults and covenants under, the indenture; or

•	modify any of the provisions described in this section.

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Consolidation, Merger and Sale of Assets

Unless otherwise described in the prospectus supplement relating to a particular offering, as provided in the indentures, we may not consolidate with or merge into any other person, or convey, transfer or lease all or substantially all of our assets to any other person, unless:

•	the person surviving or formed by the transaction is organized and validly existing under the laws of any United States jurisdiction and expressly assumes our obligations under the debt securities and the indentures;

•	immediately after giving effect to the transaction, no event of default will have occurred and be continuing under the indentures; and

•	the trustees under the indentures receive certain officers’ certificates and opinions of counsel.

Satisfaction and Discharge

We may terminate our obligations with respect to debt securities of any series not previously delivered to the trustee for cancellation when those debt securities:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for giving notice of redemption.

We may terminate our obligations with respect to the debt securities of a series by depositing with the trustee, as trust funds in trust dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the applicable indenture will cease to be of further effect, and our obligations will be satisfied and discharged with respect to that series (except our obligations to pay all other amounts due under the indenture and to provide certain officers’ certificates and opinions of counsel to the trustee). At our expense, the trustee will execute proper instruments acknowledging the satisfaction and discharge.

The Trustees

Any trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and may be required to resign as trustee if there is an event of default under the applicable indenture and, as more fully described in Section 310(b) of the Trust Indenture Act, one or more of the following occurs:

•	the trustee is a trustee under another indenture under which our securities are outstanding;

•	the trustee is a trustee for more than one outstanding series of debt securities under a single indenture;

•	we or our affiliates or underwriters hold certain threshold ownership beneficial ownership interest in the trustee;

•	the trustee holds certain threshold beneficial ownership interests in us or in securities of ours that are in default;

•	the trustee is one of our creditors; or

•	the trustee or one of its affiliates acts as an underwriter or agent for us.

We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement.

We and our affiliates may engage in transactions with the trustee and its affiliates in the ordinary course of business.

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Governing Law

Each of the indentures are, and the related senior debt securities and subordinated debt securities will be, governed by and construed under the internal laws of the State of New York.

DESCRIPTION OF THE WARRANTS

We may issue warrants to purchase debt securities or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, shares of common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the prospectus supplement. If we issue the warrants under warrant agreements, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will describe the particular terms of any warrants that we offer in the prospectus supplement relating to those warrants. Those terms may include the following:

•	the specific designation and aggregate number of warrants, and the price at which we will issue the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if the warrants are not continuously exercisable throughout that period, the specific date or dates on which they are exercisable;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	any applicable material United States federal income tax considerations;

•	the identity of the warrant agent, if any, for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the designation, aggregate principal amount, currency, denomination and terms of any debt securities that may be purchased upon exercise of the warrants;

•	the designation, amount, currency, denominations, and terms of any common stock purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities or common stock will be separately transferable;

•	the principal amount of debt securities or the number of shares of common stock purchasable upon exercise of any warrant and the price at which those shares may be purchased;

•	provisions for changes to or adjustments in the exercise price;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	information with respect to any book-entry procedures;

•	any anti-dilution provision of the warrants;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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Each warrant will entitle the holder thereof to purchase such number of shares of common stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities;

•	or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the applicable indenture.

DESCRIPTION OF UNITS

We may issue, in one or more series, units comprised of shares of our common stock, warrants to purchase common stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including: (i) the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately; (ii) any provisions of the governing unit agreement that differ from those described herein; and (iii) any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, warrants and/or debt securities.

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PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers for resale to the purchasers;

•	directly to purchasers;

•	through agents or dealers to the purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate that third parties may sell securities covered by this prospectus and the prospectus supplement, including in short sale transactions, in connection with those derivatives. If so, the third party may use securities we pledge or that are borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in those sale transactions will be an underwriter and, if applicable, will be identified in the prospectus supplement (or a post-effective amendment thereto).

A prospectus supplement with respect to each series of securities will include, to the extent applicable:

•	the terms of the offering;

•	the name or names of any underwriters, dealers, remarketing firms, or agents and the terms of any agreement with those parties, including the compensation, fees, or commissions received by, and the amount of securities underwritten, purchased, or remarketed by, each of them, if any;

•	the public offering price or purchase price of the securities and an estimate of the net proceeds to be received by us from any such sale, as applicable;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the anticipated delivery date of the securities, including any delayed delivery arrangements, and any commissions we may pay for solicitation of any such delayed delivery contracts;

•	that the securities are being solicited and offered directly to institutional investors or others;

•	any discounts or concessions to be allowed or reallowed or to be paid to agents or dealers; and

•	any securities exchange on which the securities may be listed.

Any offer and sale of the securities described in this prospectus by us, any underwriters, or other third parties described above may be effected from time to time in one or more transactions, including, without limitation, privately negotiated transactions, either:

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices at the time of sale; or

•	at negotiated prices.

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Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

•	on or through the facilities of the NASDAQ Capital Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

•	to or through a market maker otherwise than on the NASDAQ Capital Market or those other securities exchanges or quotation or trading services.

Those at-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

In addition, we may sell some or all of the securities covered by this prospectus through:

•	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block as principal in order to facilitate the transaction; and/or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933 of the securities so offered and sold.

In connection with offerings made through underwriters or agents, we may enter into agreements with those underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents also may sell securities covered by this prospectus to hedge their positions in any such outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under those arrangements to close out any related open borrowings of securities.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in any event of default in the case of a pledge, sell the pledged securities using this prospectus and the applicable prospectus supplement. That financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities covered by this prospectus.

We may solicit offers to purchase the securities covered by this prospectus directly from, and we may make sales of such securities directly to, institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of such securities.

The securities may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us.

If indicated in the applicable prospectus supplement, we may sell the securities through agents from time to time. We generally expect that any agent will be acting on a “best efforts” basis for the period of its appointment.

If underwriters are used in any sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions, and the underwriters will be obligated to purchase all of that series of securities, if any are purchased.

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Underwriters, dealers, agents, and remarketing firms may at the time of any offering of securities be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers, agents, and remarketing firms may be required to make. Underwriters, dealers, agents, and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Any underwriters to whom securities covered by this prospectus are sold by us for public offering and sale, if any, may make a market in the securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

ArentFox Schiff LLP, Boston, Massachusetts, will pass upon the validity of the securities offered by this prospectus for us. Legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Stowe & Degon LLC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in this offering. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents we have filed at the Securities and Exchange Commission’s Public Reference Room 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s Internet site at www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Later information filed with the SEC will update and supersede this information.

We incorporate by reference the documents listed below, all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	our Annual Report on Form 10-K for the year ended June 30, 2023 (filed on September 28, 2023), as amended by our Annual Report on Form 10-K/A (filed February 28, 2024);

•	our Current Report on Form 8-K filed on December 5, 2023, to the extent the information in such report is filed and not furnished;

•	our Quarterly Reports on Form 10-Q filed on November 14, 2023, February 14, 2024, and May 15, 2024;

•	our Definitive Proxy Statement on Schedule 14A filed on October 20, 2023; and

•	the description of our common stock contained in our Registration Statement on Form S-1, dated and filed with the SEC on June 13, 2022, and any amendment or report filed with the SEC for the purpose of updating the description.

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An updated description of our capital stock is included in this prospectus under “Description of Common Stock”.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus. You may request a copy of these filings, at no cost, by contacting us at:

Precision Optics Corporation, Inc.

Attn: Corporate Secretary

22 East Broadway

Gardner, Massachusetts 01440

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Precision Optics Corporation, Inc.

2,777,777 Shares of Common Stock

PROSPECTUS SUPPLEMENT

March 27, 2026